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APRIL 2020 2020 Annual Shareholders Meeting Piper Sandler Companies For more information, please contact Tim Carter, chief financial officer at 612 303 - 5607 or timothy.carter@psc.com Piper Sandler Companies (NYSE : PIPR) is a leading investment bank and institutional securities firm driven to help clients Realize the Power of Partnership® . Securities brokerage and investment banking services are offered in the U . S . through Piper Sandler & Co . , member SIPC and NYSE ; in Europe through Piper Sandler Ltd . , authorized and regulated by the U . K . Financial Conduct Authority ; and in Hong Kong through Piper Sandler Hong Kong Limited, authorized and regulated by the Securities and Futures Commission . Asset management products and services are offered through separate investment advisory affiliates . © 2020 . Since 1895 . Piper Sandler Companies . 800 Nicollet Mall, Suite 900 , Minneapolis , Minnesota 55402 - 7036

2020 ANNUAL SHAREHOLDERS MEETING Cautionary notice regarding forward - looking statements This presentation contains forward - looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward - looking statements. Forward - looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including those factors identified in the document entitled “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10 - K for the year ended December 31, 2019 and updated in our subsequent reports filed with the SEC. These reports are available at our Website at www.pipersandler.com and at the SEC Website at www.sec.gov. Forward - looking statements speak only as of the date they are made, and Piper Sandler undertakes no obligation to update them in light of new information or future events . On January 3, 2020, Piper Jaffray and Sandler O’Neill merged to become Piper Sandler Companies. Financial measures for periods ending on or prior to December 31, 2019 and presented herein, represent the results of Piper Jaffray Companies not including Sandler O’Neill, except where noted. Financial measures presented herein and noted as “2018 Pro Forma” or “Piper Sandler Pro Forma” represent the sum of 1) the financial measure of Piper Jaffray Companies, not including Sandler O’Neill, for the year ended December 31, 2018 (“2018 Piper Standalone”), and, 2) the comparable financial measure of Sandler O’Neill for the year ended December 31, 2018. Management believes the presentation of pro forma financial measures alongside Piper Jaffray standalone measures provide an illustration of the combined company post merger. The results of Sandler O’Neill will be incorporated prospectively beginning on January 3, 2020, and accordingly, will be reflected in the Piper Sandler Companies financial results and measures for fiscal year 2020.

2020 ANNUAL SHAREHOLDERS MEETING Agenda I. Firm Overview and Summary of Sandler O’Neill Acquisition II. 2020 Equity Plan Proposal III. Governance IV. Other Topics and Questions V. Appendix

Section I Firm Overview and Summary of Sandler O’Neill Acquisition

PIPER SANDLER | 5 INVESTMENT BANKING • M&A advisory • Capital markets • Debt and restructuring advisory INSTITUTIONAL EQUITIES • Institutional sales and trading • Equity and technical research PUBLIC FINANCE • Municipal underwriting and advisory FIXED INCOME SERVICES • Municipal and taxable sales and trading • Balance sheet strategy and analytics Year Founded: 1895 NYSE: PIPR | Employees : 1,500+ Headquarters: Minneapolis, MN | Offices: 53 We are a leading investment bank and institutional securities firm. At Piper Sandler, we help clients Realize the Power of Partnership ® . Through a distinct combination of candid counsel, focused expertise and empowered employees, we enable clients to achieve their short - term goals while realizing their long - term vision. GUIDING PRINCIPLES We create and implement superior financial solutions for our clients. Serving clients is our fundamental purpose. We earn our clients' trust by delivering the best guidance and service. Great people working together as a team are our competitive advantage. As we serve, we are committed to these core values: • Always place our clients' interests first • Conduct ourselves with integrity and treat others with respect • Work in partnership with our clients and each other • Attract, retain and develop a diverse group of the best people in a high - quality, inclusive environment • Contribute our talents and resources to serve the communities in which we live and work

PIPER SANDLER | 6 PIPER SANDLER COMPANIES Investor value proposition I. * CAGR is calculated from 2011 to 2019 1 A non - GAAP measure; see Appendix page 26 for a reconciliation of adjusted diluted EPS to the most directly comparable U.S . GAAP measure 2 A non - GAAP measure; see Appendix page 27 for the computation of adjusted ROE and the computation of return on average common shareholders’ equity 3 A non - GAAP measure; see Appendix page 27 for a reconciliation of adjusted net income to the most directly comparable U.S. GAAP measure Strong, sustainable earnings growth ADJUSTED DILUTED EPS 1 CAGR* 31% Disciplined operating management and investing to drive shareholder returns 2019 ADJUSTED RETURN ON EQUITY 2 15.7% Financial flexibility to fund growth and return capital to shareholders 2019 ADJUSTED NET INCOME 3 $106M Increasing share of revenue derived from high margin, more predictable advisory services ADVISORY SERVICES REVENUE CAGR* 25%

PIPER SANDLER | 7 INVESTOR VALUE PROPOSITION Piper Jaffray and Sandler O’Neill merge A leading investment bank and institutional securities firm. Through a distinct combination of candid counsel, focused expertise and empowered employees, we deliver insight and impact to each and every relationship. Our proven advisory teams combine deep product and sector expertise with ready access to global capital. The firm is headquartered in Minneapolis with offices across the U.S. and in London, Aberdeen and Hong Kong. PIPER JAFFRAY ESTABLISHED 1895 A full - service investment banking firm and broker - dealer focused on the financial services Industry. The firm provides merger and acquisition advisory, capital markets, fixed income and equity trading and sales, equity research, balance sheet management, mortgage finance, and other advisory services to financial institutions and their investors. Since our founding in 1988, the firm has always been focused on enhancing the franchise value of our clients . SANDLER O’NEILL ESTABLISHED 1988 + I.

PIPER SANDLER | 8 Complements current franchise by adding $225M+ of annual investment banking revenues from financial services industry Increases scale and diversity across investment banking industry sectors The leading financial services investment bank with approximately $300M of annual revenues Adds a large, durable, market - leading franchise to our platform Distinctive client - centric, partnership - focused cultures with meaningful opportunities to collaborate across industries and products Enriches firm culture, deepens relationships and strengthens leadership Creates one of the largest U.S. middle - market advisory businesses with nearly $600M of annual pro forma combined revenues Significantly elevates advisory practice within the middle market Nearly doubles current fixed income business by adding a large, advisory - based, differentiated business which broadens our product and client mix Adds an advice - driven, market - leading fixed income business Adds more than 200 stocks, significantly expanding current financial services coverage and equity distribution capacity Enhances equity business through expanded research coverage Adds a market - leading, book run franchise with broad product capabilities, expected to increase annual revenues by 50%+ Diversifies and scales capital markets franchise COMBINES THE LEADING FINANCIAL SERVICES INVESTMENT BANK WITH OUR GROWING PLATFORM Strategic rationale of merger I.

PIPER SANDLER | 9 I. 1 Includes 2018 Piper Standalone adjusted net revenues; see Appendix page 28 for a reconciliation of 2018 Piper Standalone a dju sted net revenues to U.S. GAAP net revenues 2 Includes 2018 Piper Standalone cash flows; see Appendix page 28 for the components of 2018 Piper Standalone cash flows 3 Assumes acquisition debt of $175M; EBITDA includes 2018 Piper Standalone EBITDA; see Appendix page 28 for the components of 2018 Piper Standalone EBITDA A LEADING INVESTMENT BANK AND INSTITUTIONAL SECURITES FIRM Adjusted Net Revenues 1 $1.1 Billion Investment Banking Revenue Mix 75% Advisory Services Revenue Mix 50%+ Targeted Operating Margin 17 - 19% Annual Cash Flow 2 $150M+ Years Expected to Pay off Acquisition Debt 2.0 Adjusted Net Income Returned Through Dividends 30% - 50% Leverage (Debt to EBITDA 3 ) <1x Metrics are on a pro forma basis combining Piper S tandalone with Sandler O’Neill

SECTION II 2020 Equity Plan Proposal Equity awards are an important component of our annual incentive plan that helps retain our most productive employees and aligns those employees with our shareholders. Shareholder approval of the equity plan proposal is strategically important to the long - term value of the company.

II. 2020 EQUITY PLAN PROPOSAL

Equity is a fundamental component of our compensation philosophy and core objectives, and our use of equity is aligned with shareholders' interests

We grant equity broadly to our revenue producers

- 59% of all shares granted from the Incentive Plan over the past 3 years have been awarded in lieu of cash awards for annual compensation
- 21% of our employees received an equity award over the past 3 years
- 89% of equity awards granted in 2019 were to employees other than our executive officers

We maintain a prudent burn rate


Piper Sandler
Peer Group Median
2.5%
4.6%
3.4%
3.9%
3.7%
6.3%
3.2%
4.4%
2017
2018
2019
3-yr. Avg.

We maintain responsible potential dilution

- Our incentive plan represents 14.0% potential dilution inclusive of the approved shares
- The remaining 7.3% dilution is from two special employment inducement plans (Sandler & Weeden acquisitions)


Peer 75th Percentile 27.4%
PSC All-in 21.3%
Peer Median 21.1%
Peer 25th Percentile 16.8%
PSC excl. Acq 14.0%

We manage dilution through share repurchases

- Over the past five years we have returned capital to shareholders by purchasing more shares than we have issued

2015 - 2019	
Shares Granted	4,714,015
Shares Repurchased	5,123,991
Net	**(409,976)**

PIPER SANDLER | 11

PIPER SANDLER | 12 2020 EQUITY PLAN PROPOSAL Overview II. The use of equity is a fundamental component of our compensation philosophy and core objectives. For this reason, and because we are a human capital - based business, we issue equity broadly to our revenue - generating employees for the following reasons: PAY FOR PERFORMANCE • Annual restricted equity awards are “performance - granted” in connection with annual incentive compensation for prior - year performance and revenue already generated. These awards vest over three years and tie the ultimate value received to our longer - term financial performance. In addition, long - term PSU awards vest only if certain ROE and relative TSR metrics are achieved. ALIGN EMPLOYEES AND SHAREHOLDERS • By providing our senior leaders and revenue - generating employees with an ownership stake in our company, our use of equity incentivizes those employees to think like shareholders in the creation of long - term value for the firm. SUSTAIN AND STRENGTHEN THE FRANCHISE • Continuity and stability are hallmarks of a strong, sustainable franchise. The restricted nature of our awards materially contributes to our ability to retain our senior leaders and revenue - generating employees and foster that continuity and stability. x x x We need shareholder approval of additional shares under our Incentive Plan in order to maintain an appropriate mix of equity awards for 2020 performance to be granted in February 2021 • 2015 was the last time that new shares were authorized under the Incentive Plan, when 1,200,000 shares were authorized • We are asking for 1,200,000 shares, which we expect to last two to three years for annual incentives, long - term PSU awards, hiring, and retention

PIPER SANDLER | 13 Our proposed Amended and Restated Incentive Plan and our other compensation policies contain the following features that are aligned with shareholders’ interests : • An annual limitation on awards granted and total compensation paid to non - employee directors of $ 600,000 • An annual limitation on awards granted to an employee, officer, consultant, independent contractor, or advisor in the amount of 500,000 shares • No ‘‘evergreen’’ provision • Double - trigger change - in - control provisions • Meaningful stock ownership guidelines for CEO (8x base salary), President and CFO (3x base salary), and other executive officers • No hedging of equity - based awards permitted by our employees (including executive officers) and directors • No repricing or below - market grants of stock options and stock appreciation rights (SARs) permitted . • All incentive awards to executive officers under the Incentive Plan will be subject to recovery under our claw back policy 2020 EQUITY PLAN PROPOSAL Incentive plan aligned with shareholders’ interests II.

PIPER SANDLER | 14 2020 EQUITY PLAN PROPOSAL Equity usage Context From 2017 - 2019, approximately 59% of shares granted were granted broadly to revenue - generating employees in connection with annual incentives, 24% for recruiting and retention , and 17% for annual Leadership Team PSU awards . ANNUAL INCENTIVE AWARDS These shares are performance granted based on prior - year performance and profitability, with 3 - year ratable vesting. These are awards are made in lieu of cash for annual incentive. HIRING AND RETENTION AWARDS Granted to attract new revenue - producing talent or to retain existing talent, with 3 - year ratable vesting. PSU AND OPTION AWARDS PSUs are granted annually to the Leadership Team and vest only if certain adjusted ROE and relative TSR targets are met. Stock options reflect a one - time promotional grant in 2018 to our CEO and President with a 10% premium to the closing stock price on the grant. 59% 24% 17% Annual incentive awards Hiring and retention awards PSUs and option awards II. SHARES GRANTED 1.3MM

PIPER SANDLER | 15 929,933 2,504,170 318,559 453,911 507,442 2,459,400 1,536,226 36,936 681,233 410,196 2015 2016 2017 2018 2019 Over the long - term, we remain committed to managing dilution and have sought to address shareholder concerns about dilution through share repurchases. * Includes 1,174,865 shares of restricted stock granted in 2016 as deal consideration in connection with our acquisition of Simmons. 2020 EQUITY PLAN PROPOSAL Proactively limiting dilution through share repurchases Shares granted Shares repurchased HISTORICAL SHARES GRANTED AND REPURCHASED II. 4,714,015* TOTAL SHARES GRANTED 5,123,991 TOTAL SHARES REPURCHASED *

PIPER SANDLER | 16 Our 3 - year average burn rate is below the median average burn rate of our peer group. Source: based on data prepared by FW Cook. 2020 EQUITY PLAN PROPOSAL Managing our incentive plan thoughtfully and prudently II. Peer Company 2017 2018 2019 Average Greenhill & Co., Inc. 6.9% 10.2% 9.6% 8.9% Cowen Inc. 7.8% 8.5% 8.2% 8.2% PJT Partners Inc. 5.8% 9.7% 6.3% 7.3% Moelis & Company 6.3% 6.0% 6.9% 6.4% Lazard Ltd. 5.6% 4.4% 7.7% 5.9% Evercore Inc. 6.6% 4.3% 6.2% 5.7% Stifel Financial Corp. 2.1% 3.5% 4.0% 3.2% Oppenheimer Holdings inc. 3.5% 2.6% 3.0% 3.0% Houlihan Lokey, Inc. 3.0% 2.4% 2.1% 2.5% Cannacord Genuity Group Inc. 0.0% 0.0% 6.5% 2.2% FTI Consulting, Inc. 1.5% 1.0% 1.0% 1.2% Jefferies Financial Group Inc. 0.7% 1.5% 1.0% 1.1% Peer Group Median 4.6% 3.9% 6.3% 4.4% Piper Sandler Companies 2.5% 3.4% 3.7% 3.2% SHARES GRANTED AS A % OF WEIGHTED AVERAGE COMMON SHARES OUTSTANDING

PIPER SANDLER | 17 Based on the total number of outstanding unvested equity awards and potential future awards under our existing equity plan as of March 20, 2020, if the Incentive Plan is approved by shareholders, the potential dilution associated with the Incentive Plan will be 21.3%, which is near the median of our compensation peer group . Importantly, this potential dilution includes two special employment inducement award plans that we adopted in connection with our acquisitions of Weeden & Co. and Sandler. • These shares were granted as restricted stock to over 140 employees of those companies, and vest between 18 months and five years from the date of grant. • These grants were made in order to retain those key revenue - generating employees to help ensure those acquisitions are successful. 2020 EQUITY PLAN PROPOSAL Aggregate potential dilution II. POTENTIAL DILUTION Our potential dilution including the amended Incentive Plan, and all special employment inducement award plans, as of March 15, 2020. Our potential dilution including the amended Incentive Plan, but excluding the 2019 and 2020 Employment Inducement Award Plans, as of March 15, 2020. MEDIAN DILUTION The median potential dilution of our peer group (calculations generally reflect data as of our peer companies’ 2019 fiscal year - ends, the most recent period for which complete information is publicly available ). 14.0% 21.3% 21.1%

PIPER SANDLER | 18 Our compensation practices demonstrate sound corporate governance. We continually review our executive compensation program to ensure it reflects good governance practices and the best interests of shareholders. 2020 EQUITY PLAN PROPOSAL Executive Compensation Governance WHAT WE DO • Annual incentives directly tied to firm performance • Significant portion of annual incentives paid in form of time - vested restricted stock in lieu of cash • PSUs vest only if we achieve certain 3 - year TSR and ROE metrics • Stock ownership guidelines for our executive officers and directors supplemented with an anti - hedging policy • “Double trigger” change - in - control provision for all equity awards • Clawback policy to recover incentive compensation WHAT WE DO NOT DO • No stand - alone change - in - control agreements • No repricing of underwater stock options • No excessive perquisites • No hedging transactions or short sales of our common stock permitted for any employee, including executive officers II.

PIPER SANDLER | 19 2020 EQUITY PLAN PROPOSAL Key Figures Shares currently available for grant under Incentive Plan (as of March 20, 2020) 456,587 Average shares granted under Incentive Plan (2017 - 2019) 394,053 Average burn rate (2017 - 2019) 3.2% Additional shares requested under the Proposal 1,200,000 Current shares outstanding (as of March 20, 2020) 17,198,404 Aggregate potential dilution including 1.2MM additional shares 21.3% Aggregate potential dilution including 1.2MM additional shares, but excluding acquisition - related Inducement Plans 14.0% II.

SECTION III Governance

III.

PIPER SANDLER GOVERNANCE

Board of directors



Chad Abraham | Chairman and CEO of Piper Sandler Companies
- CEO since January 2018
- Former co-head of investment banking from 2010-2018



Jon Doyle | Vice Chairman and Head of Financial Services Group of Piper Sandler Companies
- Head of FSG since January 2020
- Previously Senior Managing Principal at Sandler O'Neill & Partners, L.P.



Bill Fitzgerald | Former Chairman and CEO of Ascent Capital Group
- Skills: Executive experience; media industry



Vicki Holt | President and CEO of Protolabs
- Skills: Executive experience; manufacturing industry



Tad Piper | Former Chairman and CEO of Piper Jaffray Companies Inc.
- Skills: Executive experience; investment banking and capital markets industry



Deb Schoneman | President of Piper Sandler Companies
- President since January 2018
- Former CFO from 2008-2017



Tom Schreier | Former Vice Chairman of Nuveen Investments
- Skills: Executive experience; capital markets and financial services industry



Sherry Smith | Former CFO of SUPERVALU Inc.
- Audit Committee chair
- Skills: Executive experience; accounting and risk management



Phil Soran | Former CEO of Compellent Technologies, Inc.
- Lead independent director, and Nominating & Governance Committee chair
- Skills: Executive experience; technology industry



Scott Taylor | Former EVP, General Counsel, and Secretary of Symantec Corp.
- Compensation Committee chair
- Skills: Executive experience; legal and public company governance

PIPER SANDLER | 21

PIPER SANDLER | 22 PIPER SANDLER GOVERNANCE Aligned with shareholder interests Adopted majority voting in August 2016 Board size (10) and average tenure in line with best practices Directors subject to stock ownership guidelines and an anti - hedging policy Independent, non - classified and highly engaged Board of Directors with a lead director GOVERNANCE III.

PIPER SANDLER | 23 2020 ANNUAL SHAREHOLDERS MEETING Piper Sandler participants Tim Carter CHIEF FINANCIAL OFFICER • Chief financial officer since 2017 • Joined the firm in 1995 and has held various finance positions including senior vice president of finance , controller , chief accounting officer and treasurer John Geelan GENERAL COUNSEL AND SECRETARY • General counsel since 2012 • Joined the firm in 2005 as assistant general counsel III. Christine Esckilsen CHIEF HUMAN CAPITAL OFFICER • Chief human capital officer since 2011 • Joined the firm in 2002 as assistant general counsel

Section IV Other Topics and Questions

Section V Appendix

V. APPENDIX

Reconciliation for non-GAAP measures

Earnings per diluted common share

A reconciliation of adjusted earnings per diluted common share to U.S. GAAP earnings/(loss) per diluted common share:

	For the year ended December 31,								
($ in thousands)	2019	2018	2017	2016	2015	2014	2013	2012	2011
Earnings per diluted common share – U.S. GAAP basis	$ 7.69	$ 3.72	$ (4.99)	$ (1.72)	$ 3.34	$ 3.87	$ 2.70	$ 2.26	$ (6.51)
Adjustment to exclude net income/(loss) from discontinued operations	1.65	0.09	(6.56)	(3.48)	0.79	1.04	0.75	0.34	0.03
Income/(loss) from continuing operations	$ 6.05	$ 3.63	$ 1.57	$ 1.76	$ 2.55	$ 2.83	$ 1.95	$ 1.92	$ (6.54)
Adjustment related to participating shares (1)	0.04	-	(0.05)	(0.31)	-	-	-	-	1.20
	6.09	3.63	1.52	1.45	2.55	2.83	1.95	1.92	(5.34)
Adjustments:									
Compensation from acquisition-related agreements	0.29	1.44	2.33	1.53	0.16	0.15	0.06	-	-
Acquisition-related restructuring and integration costs	0.75	-	-	0.45	0.42	-	0.17	0.11	-
Goodwill impairment	-	-	-	-	-	-	-	-	6.16
Amortization of intangible assets related to acquisitions	0.23	0.24	0.41	0.61	0.06	0.12	0.06	-	-
Non-compensation expenses from acquisition-related agreements	0.10	0.04	0.04	-	-	-	-	-	-
Impact of the Tax Cuts and Jobs Act legislation	-	0.06	2.38	-	-	-	-	-	-
Impact of deferred tax asset valuation allowance	-	0.31	-	-	-	-	-	-	-
Adjusted earnings per diluted common share	$ 7.36	$ 5.72	$ 6.68	$ 4.05	$ 3.18	$ 3.09	$ 2.24	$ 2.03	$ 0.83

(1) Piper Sandler Companies calculates earnings per common share using the two-class method, which requires the allocation of consolidated adjusted net income between common shareholders and participating security holders, which in the case of Piper Sandler Companies, represents unvested stock with non-forfeitable dividend rights. No allocation of undistributed earnings is made for periods in which a loss in incurred, or for periods in which the special cash dividend exceeds adjusted net income resulting in an undistributed loss.

This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP.

PIPER SANDLER | 26

PIPER SANDLER | 27 APPENDIX Reconciliation for non - GAAP measures V. ($ in thousands) 2019 Net income applicable to Piper Sandler Companies – U.S. GAAP basis $ 111,711 Adjustment to exclude net income/(loss) from discontinued operations 23,772 Net income from continuing operations $ 87,939 Adjustments: Compensation from acquisition - related agreements 4,124 Acquisition - related restructuring and integration costs 10,770 Amortization of intangible assets related to acquisitions 3,250 Non - compensation expenses from acquisition - related agreements 114 Adjusted net income $ 106,197 This presentation includes non - GAAP measures. The non - GAAP measures are not meant to be considered in isolation or as a substitu te for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance wit h U.S. GAAP . ($ in thousands) 2019 Average common shareholders' equity $ 677,412 Return on average common shareholders' equity (1) 13.0% Adjusted return on average common shareholders' equity (2) 15.7% Return on average common shareholders’ equity Management believes that the adjusted return on average common shareholders' equity provides a meaningful measure of our return on the core operating results of the business: Net income A reconciliation of adjusted net income to U.S. GAAP net income applicable to Piper Sandler Companies: (1) Return on average common shareholders' equity is computed by dividing net income from continuing operations by average monthly common shareholders' equity (2) Adjusted return on average common shareholders' equity is computed by dividing adjusted net income by average monthly common shareholders' equity.

PIPER SANDLER | 28 APPENDIX Reconciliation for non - GAAP measures V. Annual cash flows The following tables presents the components of Piper Standalone annual cash flows: EBITDA The following tables presents the components of Piper Standalone earnings before interest, taxes, depreciation, and amortization ("EBITDA "): ($ in thousands) 2018 Net income applicable to Piper Sandler Companies – U.S. GAAP basis $ 57,036 Non - cash adjustments as reflected on the consolidated statement of cash flows: Depreciation and amortization of fixed assets 8,358 Deferred income taxes (652) Stock - based compensation 44,285 Amortization of intangible assets 10,460 Amortization of forgivable loans 5,138 Non - cash adjustments 67,589 Less: tax impact of non - cash adjustments (17,060) Annual cash flows – Piper Standalone $ 107,565 ($ in thousands) 2018 Net income applicable to Piper Sandler Companies – U.S. GAAP basis $ 57,036 Adjustments for interest, taxes, depreciation, and amortization as reflected on the consolidated financial statements: Long - term financing expenses 5,793 Income tax expense 19,047 Depreciation and amortization of fixed assets 8,358 Amortization of intangible assets 10,460 Stock - based compensation 44,285 Amortization of forgivable loans 5,138 Adjustments for interest, taxes, depreciation, and amortization 93,081 EBITDA – Piper Standalone $ 150,117 Net revenues A reconciliation of adjusted net revenues to U.S. GAAP net revenues: ($ in thousands) 2018 Net revenues – U.S. GAAP basis $ 740,953 Adjustments: Revenue related to noncontrolling interests (3,621) Adjusted net revenues – Piper Standalone $ 737,332 This presentation includes non - GAAP measures. The non - GAAP measures are not meant to be considered in isolation or as a substitu te for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance wit h U.S. GAAP.